Exhibit 99.1

Tutor Perini Corporation Acquires Frontier-Kemper Constructors, Inc.

SYLMAR, Calif., June 2, 2011 (BUSINESS WIRE) –

Tutor Perini Corporation (NYSE: TPC) a leading civil and building construction company, today announced that it has acquired 100% ownership of Frontier-Kemper Constructors, Inc. ("Frontier-Kemper"), an Indiana-based provider of construction services and related manufactured products to the tunneling and mining industries.

Frontier-Kemper builds tunnels for highways, railroads, subways and rapid transit systems.  It also constructs tunnels, shafts and other facilities for water supply and wastewater transport and develops and equips underground mines with innovative hoisting, elevator and vertical conveyance systems for the mining industry.

Headquartered in Evansville, Ind. with office locations in Pelham, N.Y., and Seattle, Wash., Frontier-Kemper employs over 600 people and has current backlog of approximately $300 million.  Revenues in fiscal year 2010 were approximately $148 million.

Under the terms of the transaction, Tutor Perini acquired 100% of Frontier-Kemper's stock for approximately $61million in cash and assumed approximately $52 million of debt, of which $35 million was paid off at closing.  Tutor Perini financed the transaction with proceeds from its senior note offering that closed in October 2010.

Frontier-Kemper will continue to operate under its current name and will be managed by its current senior management team, with W.D. Rogstad remaining as President and CEO.

Mr. Rogstad said: "We are proud of the solid reputation we have achieved in our industry over Frontier-Kemper’s 110-year history of reliable execution.  Joining Tutor Perini presents exciting opportunities for both our customers and employees.  We are eager to leverage Tutor Perini’s national presence and civil expertise to expand our reach and capture new opportunities.”

Ronald N. Tutor, Chairman and CEO of Tutor Perini, said: "Frontier-Kemper is an ideal fit for our civil business and will significantly bolster our tunneling business in the United States and expand our reach into Canada. They have a proven track record of timely execution of complex projects for their customers.  We welcome the Frontier-Kemper employees to Tutor Perini and look forward to the opportunities ahead."

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil and building construction company offering diversified general contracting and design/build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures.

We offer general contracting, pre-construction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including excavation, concrete forming and placement, steel erection, electrical and mechanical services, plumbing and HVAC. We are known for our major complex building project commitments as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

Forward-Looking Statement

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company's expectations, hopes, beliefs, intentions, strategies regarding the future and statements regarding future guidance and non-historical performance. These forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. The Company's expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's ability to successfully and timely complete construction projects; the Company's ability to win new contracts and convert backlog into revenue; the potential delay, suspension, termination, or reduction in scope of a construction project; the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects; possible changes or developments in worldwide or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties, including the Company's customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Tutor Perini Corporation website: www.tutorperini.com

Frontier-Kemper website: www.frontier-kemper.com

SOURCE: Tutor Perini Corporation

Kekst and Company
Douglas Kiker, 212-521-4800
or
Tutor Perini Corporation
Ken Burk, 818-362-8391
Executive Vice President & Chief Financial Officer